                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)

                                October 4, 2001


                       PROLONG INTERNATIONAL CORPORATION
            (Exact name of registrant as specified in its charter)

          Nevada                        000-22803               74-2234246
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
    of incorporation)                                       Identification No.)

          6 Thomas, Irvine, CA                                    92618
          (Address of principal executive offices)              (Zip Code)

     Registrant's telephone number, including area code:  (949) 587-2700

                                Not applicable
        (Former name or former address, if changed since last report.)

Item 4.   Changes in Registrant's Certifying Accountant

     On October 4, 2001, Deloitte & Touche LLP ("Deloitte"), the Company's independent accountants, resigned. In view of Deloitte's resignation, the Company's Audit Committee is currently in the process of interviewing and selecting new independent accountants.

     There were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report, and there have been no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K under the General Rules and Regulations of the Securities Act of 1933, as amended) at any time during the fiscal years ended December 31, 1999 and 2000, or during any subsequent interim period preceding Deloitte's resignation. Deloitte's reports on the financial statements for the fiscal years ended December 31, 1999 and December 31, 2000, respectively, contained no adverse opinions or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Item 7.   Financial Statements and Exhibits

          (a)  Not applicable.

          (b)  Not applicable.

          (c) Exhibits. The following exhibits are filed as part of this report:

               Exhibit Number     Description

                16.1 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission regarding the change in independent public accountants

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PROLONG INTERNATIONAL CORPORATION



October 9, 2001                        /s/  Nicholas Rosier
                                       -----------------------------------------
                                       Nicholas Rosier, Chief Financial Officer

                                 EXHIBIT INDEX


                                                           Sequentially
Exhibit Number      Description                            Numbered Page
--------------      -----------                            -------------

    16.1            Letter from Deloitte & Touche LLP            5
                    to the Securities and Exchange
                    Commission regarding the change
                    in independent public accountants